SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
	☐	Fee paid previously with preliminary materials.
	☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Final - Solicitation Script

John Hancock Tax-Advantaged Dividend Income Fund (HTD)

John Hancock Tax-Advantaged Global Shareholder Yield Fund (HTY)

Meeting Date: December 21, 2016

Toll Free Number: 855-742-8269

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the John Hancock Tax-Advantaged Funds. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name>. I’m calling on behalf of your current investment with the John Hancock Tax-Advantaged Funds to confirm you have received the proxy materials for the joint special meeting of shareholders scheduled for December 21, 2016. Have you received proxy materials?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name>. I’m calling on behalf of your current investment with the John Hancock Tax-Advantaged Funds to confirm you have received the proxy materials for the joint special meeting of shareholders scheduled in just a few days on December 21, 2016. Have you received proxy materials?

Adjournment Outbound Greeting (HTD only):

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. __________, my name is <Agent Name> and I am calling on behalf of your current investment with John Hancock Tax-Advantaged Dividend Income Fund. Due to the lack of shareholder participation, the special Meeting of Shareholders has been adjourned to <date/time>. Have you received proxy materials?

Adjournment Outbound Greeting (HTY only):

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. __________, my name is <Agent Name> and I am calling on behalf of your current investment with John Hancock Tax-Advantaged Global Shareholder Yield Fund. Due to the lack of shareholder participation, the special Meeting of Shareholders has been adjourned to <date/time>. Have you received proxy materials?

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Voting:

Your board has recommended a vote IN FAVOR of the proposals.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read city, state, and zip code>.

To ensure we have the correct street address for the confirmation, please state your street address.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll free number 855-742-8269.

Mr./Ms.<Shareholder’s Last Name>, your vote is important and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-742-8269.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

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If Concern is expressed regarding recent news on Wells Fargo business practices or fines paid:

Background on news (if needed): On September 8, 2016, Wells Fargo announced settlements with the Consumer Financial Protection Bureau, the Office of the Comptroller of the Currency, and the Office of the Los Angeles City Attorney over allegations that some Wells Fargo retail bank customers received products and services they did not want.

Wells Fargo takes this issue very seriously and has already made changes - including the announcement on October 12th of a new CEO (Tim Sloan) and the separation of the chairman and CEO roles on the Board of Wells Fargo – and improvements with substantial investments in enhanced monitoring, controls, and team member training. Making things right and restoring the faith that Wells Fargo customers and team members have in the company is the top priority for new CEO Tim Sloan and the entire Wells Fargo leadership team.

Regarding how this news relates to Wells Capital Management, like many business lines within Wells Fargo, the investment strategies, products and services offered by Wells Capital Management are operated and overseen in an area of Wells Fargo that is completely separate and distinct from Wells Fargo banking branches. Wells Capital Management investment accounts were not in any way related to the situation covered in the recent settlements.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of the John Hancock Tax-Advantaged Funds. You should have received proxy material electronically or in the mail concerning the Joint Special Meeting of Shareholders to be held on December 21, 2016.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-742-8269 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of the John Hancock Tax-Advantaged Funds. You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on December 21, 2016.

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Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-742-8269 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

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ACTION IS NEEDED ON YOUR INVESTMENT IN:

John Hancock Tax-Advantaged Dividend Income Fund (HTD)

John Hancock Tax-Advantaged Global Shareholder Yield Fund (HTY)

PLEASE VOTE NOW

Recently, we sent you proxy materials regarding the Joint Special Meeting of Shareholders of the John Hancock Tax-Advantaged Funds (HTD and HTY) that is scheduled for December 21, 2016. The Funds’ records indicate that we have not received your voting instructions. We urge you to vote as soon as possible in order to allow the Funds to obtain the necessary number of votes required to hold the meeting as scheduled.

Voting is quick and will only take a few minutes of your time.

John Hancock offers three easy methods for you to vote:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before December 21, 2016.

Call 855-742-8269 Monday through Friday, 9:00am to 10:00pm, Eastern Time to speak with a proxy specialist.

OR

If you have your proxy materials, call the number on your card and follow the touch-tone prompts to vote.

To speak with a live agent and vote please call:

1- 855-742-8269

Your vote is important no matter the size of your investment.

Please vote promptly.